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                                                             One Jake Brown Road
                                                                   P.O. Box 1000
                                               Old Bridge, New Jersey 08857-1000
                                           Tel: 732-679-4000   Fax: 732-679-4353

   FOR IMMEDIATE RELEASE                   CONTACT:      James A. Luksch
                                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

                    BLONDER TONGUE REPORTS 2006 THIRD RESULTS

OLD BRIDGE, NEW JERSEY,  November 14, 2006 - Blonder Tongue  Laboratories,  Inc.
(AMEX: "BDR") today reported net sales of $9,578,000 for the third quarter 2006, a 0.9  percent  decrease  over net  sales of  $9,666,000  reported  in the third quarter 2005. The decrease in sales is attributed to a decrease in  interdiction product  sales offset by an increase in fiber and core product  sales.  Sales of interdiction  products  were  $319,000 and $733,000 and sales of fiber  products were $647,000 and $274,000 in the third quarter of 2006 and 2005,  respectively.
Net sales increased $1,634,000, or 5.8%, to $29,977,000 in the first nine months of 2006 from $28,343,000 in the first nine months of 2005. The increase in sales is primarily attributed to an increase in digital, fiber and core product sales.
Digital  product sales were  $3,714,000  and  $3,374,000 and fiber product sales were  $1,403,000  and  $812,000  in the  first  nine  months  of 2006 and  2005, respectively.

Net income for the third quarter 2006 was $175,000, or $0.02 per share, compared to a net loss of  $3,516,000 or ($0.44) per share for the  comparable  period in
2005.  Net loss for the nine months ended  September  30, 2006 was  $37,000,  or breakeven  per share,  compared to a net loss of $5,047,000 or ($0.63) per share for the comparable period in 2005.

Commenting on the third quarter 2006 results,  James A. Luksch,  Chief Executive
Officer,  said,  "The comparable  quarter-to-quarter  sales  performance,  being relatively flat, is buoyed by the year-to-date  sales  improvement."  Mr. Luksch continued,  "The  elimination of certain  non-core  business units  continues to progress.  With the disposal of our interest in Blonder Tongue Telephone and the planned  divestiture of BDR Broadband,  our Texas-based private cable system, we expect an annual  improvement to our net income of  approximately  $600,000.  In addition,  the anticipated  sale of selected Company patent rights should result in net proceeds of approximately $2,000,000."

Founded  in  1950,  Blonder  Tongue  Laboratories,   Inc.  has  evolved  from  a
manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to broadband service providers. The Company designs,  manufactures,  and supplies a comprehensive line of equipment to deliver video (analog & digital),  high speed data and voice  services  over  integrated  coaxial  and fiber  optic  broadband networks today and over packet based,  Internet protocol networks of the future.
For more information regarding Blonder Tongue or its products,  please visit the
Company's Web site at  www.blondertongue.com  or contact the Company directly at
(732) 679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended December 31, 2005 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management's  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words  "believe",  "expect",  "anticipate",  "should",  "project",  and  similar expressions identify  forward-looking  statements.  Readers are cautioned not to
place  undue  reliance  on  these  forward-looking  statements,   which  reflect
management's  analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or  circumstances  that arise after the date  hereof.  There can be no assurance that Blonder  Tongue will be  successful  in its efforts to sell BDR  Broadband.
Blonder Tongue's actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue's "forward-looking" statements.

                                     -MORE-

                        Blonder Tongue Laboratories, Inc.
                    Consolidated Summary of Operating Results
                      (in thousands, except per-share data)
                                   (unaudited)

                                  Three months ended           Nine months ended
                                     September 30,               September 30,
                                  ------------------     -----------------------
                                   2006     2005          2006      2005

Net sales                          $9,578   $9,666       $29,977   $28,343
Gross profit (loss)                 3,755      (53)       10,672     5,333
Earnings (loss) from operations       345   (3,271)          612    (4,215)
Net earnings (loss)                   175   (3,516)          (37)   (5,047)
Net earnings (loss) per share:
   Basic                             $0.02                $  -      $(0.63)
                                             $(0.44)
                                     $0.02                $  -      $(0.63)
Diluted                                      $(0.44)
Weighted average
 shares outstanding:
   Basic                            7,515    8,015         7,845     8,015
   Diluted                          7,515    8,015         7,845     8,015

                       Consolidated Summary Balance Sheets
                                 (in thousands)

                                          September 30, 2006   December 31, 2005
                                              (unaudited)

Current assets                                   $14,545             $15,144
Property, plant, and equipment, net                5,790               6,184
Total assets                                      30,533              32,864
Current liabilities                                6,664               8,036
Long-term liabilities                              3,124               3,329
Stockholders' equity                              20,745              21,499

Total liabilities and stockholders' equity       $30,533             $32,864